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                                  EXHIBIT 10.2

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                              DIVESTITURE AGREEMENT

        This Divestiture Agreement (this "Agreement"), dated December __, 2004, is made by and between Third Federal Savings and Loan Association of Cleveland, MHC (the "MHC"), TFS Financial Corporation ("TFS") and Ohio Central Savings ("OCS").

                                    RECITALS

        WHEREAS, TFS is a federal corporation that is a wholly-owned subsidiary of the MHC;

        WHEREAS, TFS and OCS entered into a Combination Agreement dated February 16, 2001, whereby OCS became a wholly-owned subsidiary of TFS;

        WHEREAS, the MHC joined the Combination Agreement by a Joinder Agreement, dated March 21, 2001;

        WHEREAS, TFS owns 1,000 shares of common stock, par value $.01 per share, of OCS (the "OSC Common Stock"), such stock being all of the issued and outstanding capital stock of OCS;

        WHEREAS, OCS desires to repurchase all of the OCS Common Stock held by TFS, in connection with the divestiture of OCS by TFS as a wholly-owned subsidiary of TFS, in exchange for (i) the payment of $792,000 (the "Divestiture Payment") by OCS to TFS, and (ii) the other consideration described in this Agreement (such transactions collectively are referred to herein as the "Divestiture");

        WHEREAS, the purpose of the Divestiture is to permit OCS to become an independent institution and to raise additional capital through a mutual to stock conversion (the "Stock Conversion") following the Divestiture; and

        WHEREAS, TFS and OCS desire to enter into this Agreement to set forth their agreement regarding the terms and conditions of the Divestiture.

        NOW THEREFORE, in consideration of the representations, warranties and mutual covenants of the parties contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                      THE DIVESTITURE AND STOCK CONVERSION

        SECTION 1.1 CLOSING. The closing of the Divestiture (the "Closing") shall occur immediately prior to the completion of the sale of the stock in the Stock Conversion and after receipt of all regulatory approvals (the "Closing Date").

        SECTION 1.2 DIVESTITURE. At the Closing, TFS shall sell, assign, transfer and convey to OCS all of the shares of OCS Common Stock held or owned by TFS. In consideration of, and effective concurrently with such sale and transfer, OCS shall pay to TFS the Divestiture Payment

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in cash. Immediately following the purchase of the OCS Common Stock, OCS shall exchange its charter for a federal mutual savings association charter and complete its mutual to stock conversion.

        SECTION 1.3 STOCK CONVERSION. Immediately following the completion of the Divestiture, OCS shall complete the Stock Conversion.

        SECTION 1.4 DELIVERIES. At the Closing, TFS shall deliver to OCS the stock certificate representing the OCS common stock, in proper form for transfer duly endorsed in blank or accompanied by appropriate stock powers properly executed by TFS.

        SECTION 1.5 DIRECTORS. Paul Huml or such other representative of TFS on the OCS Board of Directors shall tender his or her resignation as a director effective on or before the execution of this Agreement.

        SECTION 1.6 FEE DEFERRAL. Each director of OCS as of the date of this Agreement that has a Director Fee Deferral Agreement with OCS shall retain such funds at OCS (the "Director Plan"). OCS shall arrange for the payout of the benefit due those directors that have resigned from the Board of Directors. OCS shall reimburse TFS for the portion of the obligation TFS has previously funded to pay the benefit to those directors that remain on the Board of Directors.

        SECTION 1.7 TERMINATION. Upon the Closing, all warranties, representations and covenants of the MHC, TFS and OCS in the Combination Agreement and the Joinder Agreement shall terminate and the parties shall have no further obligation thereunder.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

        SECTION 2.1 REPRESENTATIONS OF THE MHC AND TFS. The MHC and TFS hereby represent and warrant to OCS that:`

                (a) The OCS Common Stock is lawfully owned beneficially and of record by TFS.

                (b) The MHC and TFS have the full legal right, power and authority to enter into this Agreement and to consummate the transactions hereunder.

                (c) The delivery of the OCS Common Stock to OCS pursuant to this Agreement will transfer to OCS good and valid title to the OCS Common Stock, free and clear of all liens, encumbrances, restrictions and claims of every kind.

                (d) The execution, delivery and performance by the MHC and TFS of this Agreement have been duly authorized by all necessary corporate action.

                (e) This Agreement has been duly executed and delivered by the MHC and TFS and, assuming the due authorization, execution and delivery of this Agreement by OCS, represents a valid and binding obligation of the MHC and TFS, enforceable against the MHC and TFS in accordance with its terms, subject only to bankruptcy, insolvency and other laws


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affecting creditors, rights generally and subject to general equitable principles ("Debtor Relief Laws").

                (f) Neither the MHC nor TFS has incurred or will incur any broker's, finder's or similar fee, commission or expense in connection with the transactions contemplated by this Agreement.

        SECTION 2.2 REPRESENTATIONS OF OCS. OCS hereby represents and warrants to the MHC and TFS that:

                (a) OCS has full legal right, power and authority to enter into this Agreement and to consummate the transactions hereunder.

                (b) The execution, delivery and performance by OCS of this Agreement has been duly authorized by all necessary corporate action.

                (c) This Agreement has been duly executed and delivered by OCS and, assuming the due authorization, execution and delivery of this Agreement by the MHC and TFS, represents a valid and binding obligation of OCS, enforceable against OCS in accordance with its terms, subject only to Debtor Relief Laws, including those applicable to federal savings associations.

                (d) OCS has not incurred and will not incur any broker's, finder's or similar fee, commission or expense in connection with the transactions contemplated by this Agreement.

                (e) The consummation of the transactions contemplated by this Agreement will not cause OCS to become "undercapitalized," as such term is defined by Office of Thrift Supervision ("OTS") regulations.

                                   ARTICLE III
                                OTHER AGREEMENTS

        SECTION 3.1     ACTIONS PRIOR TO THE CLOSING DATE.

                (a) Until the Closing Date, OCS shall take those measures reasonably necessary or appropriate to maintain its business in accordance with applicable law and commercially acceptable banking practices. In addition, OCS shall comply with its current business plan in all material respects.

                (b) A representative of TFS shall have the right to attend as an observer that portion of each OCS board meeting prior to Closing that does not involve deliberations by the board for that period after the Closing. In addition, TFS shall receive such reports, board minutes and other materials provided to the OCS Board of Directors that do not involve information regarding the plans of OCS following the Closing.


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        SECTION 3.2     CONSENTS AND BEST EFFORTS.

                (a) Promptly after execution and delivery of this Agreement, OCS shall make all filings required under applicable laws and regulations to complete the Divestiture and Stock Conversion. In addition, the MHC, TFS and OCS will each promptly furnish all information as may be reasonably required by the OTS, Securities and Exchange Commission or any federal or state regulatory agency properly asserting jurisdiction in order that the requisite approvals for the transactions contemplated hereby, may be obtained. The MHC, TFS and OCS will, as soon as practicable, commence to take all other action required to promptly as practicable to effect the divestiture and re-establish OCS as an independent institution, including the OCS 401(k) plan and other employee benefit plans applicable to OCS employees. In addition, the MHC, TFS and OCS will take all other action reasonable and necessary to obtain all necessary permits, consents, approvals, authorizations and agreements of, and to give all notices and reports and make all other filing with, any third parties and to take all other actions reasonably necessary to complete the transactions contemplated herein.

                (b) The MHC, TFS and OCS shall provide to each other copies of all applications, documents, correspondence or oral (to the extent material) or written comments that each of them or any of their affiliates files with, sends to or receives from any regulatory or governmental agency (including drafts of such applications, documents and correspondence with a reasonable period of time to review and comment on such items prior to filing), relating to this Agreement, including any applications filed for the purpose of obtaining any necessary regulatory consents, approvals or waivers. Each of the MHC, TFS and OCS recognizes that time is of the essence in carrying out the obligations under this section 3.2. The MHC and TFS on one hand and OCS on the other, each represents and warrants to the other that all information concerning it, its affiliates or their respective directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application or filing shall be true, correct and complete in all material respects. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable efforts to take, or cause or be taken, all action or do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the Divestiture contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

        SECTION 3.3 NOTIFICATION OF CERTAIN MATTERS; SUPPLEMENTAL DISCLOSURE. The MHC and TFS or OCS shall give prompt notice to each other, of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the MHC, TFS or OCS, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date by the MHC, TFS or OCS, as the case may be, (ii) any material failure of the MHC, TFS or OCS, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure, (iii) any information known to the MHC, TFS or OCS, respectively, that indicates that any representation or warranty of such, contained herein will not be true and correct in any material respect as of the Closing Date, and (iv) the occurrence of any event known to the MHC, TFS or OCS, which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article V hereof. The delivery of such updated information shall not relieve the MHC, TFS or OCS, as the case may be, of any violation of its representations and


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warranties herein, and shall not have any effect for purposes of determining the satisfaction of the conditions set forth in Article V hereof other than compliance with this Section 3.3.

        SECTION 3.4 ANNOUNCEMENTS. Prior to the Closing, no party hereto will issue any press release or otherwise directly or indirectly make any public statement or furnish any statement or make any announcement to its customers with respect to the transaction contemplated hereby without the prior consent of the other, except as may be required by law and then after prior notification and a reasonable opportunity to review by the other party.

        SECTION 3.5 RELEASE OF FURTHER OBLIGATION. Effective upon the Closing, each of the MHC and TFS, and OCS, respectively, release each other and their affiliates, directors, officers and employers from any liability, cause of action, claim or demand of any nature which they may have ever had against the respective other party or may have against the other party in the future, in connection with the Combination Agreement, Joinder Agreement and the affiliation of OCS with the MHC and TFS excepting any liability of OCS for any federal or state tax liability incurred while a subsidiary of TFS or prior thereto if TFS has liability for such payment. The parties shall cooperate and use their best efforts to resolve any matters that arise under this Section.

                                   ARTICLE IV
                             CONTINUING COOPERATION

        SECTION 4.1 FINANCIAL INFORMATION. The MHC, TFS and OCS agree that so long as any books, records and files relating to the business, properties, assets or operations of OCS, TFS or the MHC, to the extent that they pertain to the operations of OCS, TFS or the MHC prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect for any proper purpose and to make copies of the same at any time during normal business hours.

        SECTION 4.2 FURTHER ASSURANCES. On and after the Closing Date, the MHC, TFS and OCS will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable in order to carry out any of the provisions hereof.

        SECTION 4.3 EMPLOYEES. Neither the MHC, TFS nor OCS or any of their affiliaties shall solicit for employment any individual employed by the MHC, TFS or OCS or their affiliaties, respectively, for a period of one year following the Closing Date. This restriction shall not apply to general solicitations and placing advertisements in help-wanted ads seeking new employees.

        SECTION 4.4 OTHER AGREEMENTS. This Agreement shall not affect the Servicing Agreement between OCS and Broadway Realty Holdings Co. regarding the servicing of automobile loans sold by OCS to Broadway Realty Holdings Co. and serviced by OCS.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

        SECTION 5.1 The obligations of the MHC, TFS and OCS to consummate the Divestiture is subject to the following conditions.


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                (a)     To the extent required by the OTS, the members of OCS
shall have approved the Divestiture and Stock Conversion in accordance with the requirements of the Office of Thrift Supervision.

                (b) The Divestiture and Stock Conversion shall have been approved by the OTS.

                (c) The conditions for completing the Divestiture and Stock Conversion shall have been satisfied or waived.

                (d) None of the parties hereto shall be subject to any order, decree, stay or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated hereby.

                (e) The MHC, TFS and OCS have taken the necessary action to transfer the Director Plans to OCS.

        SECTION 5.2 The obligation of the MHC and TFS to consummate the Divestiture is subject to the following conditions:

                (a) OCS shall have delivered the Divestiture Payment in cash as payment for the repurchase of all the outstanding shares of OCS Common Stock.

                (b) OCS shall have delivered a certificate, signed by its president and chief executive officer, that the representations and warranties in Section 2.2 are true and correct in all material respects and OCS has complied with all of its obligations under this Agreement in all material aspects.

                (c) OCS is "adequately capitalized" as such term is defined in by OTS regulations.

                (d) The financial condition or results of operations of OCS has not incurred a material adverse change from the date of this Agreement other than which may have been caused by (i) any change in law or regulation or in GAAP which change affected financial institutions generally; (ii) compliance with this Agreement or (iii) expenses incurred in connection with this Agreement and the transactions contemplated hereby.

        SECTION 5.3 The obligation of OCS to consummate the Divestiture is subject to the following conditions:

                (a) TFS shall have endorsed the stock certificate for the outstanding shares of OCS Common Stock over to OCS.

                (b) The MHC and TFS shall have delivered a certificate, signed by its president and chief executive officer, that the representations and warranties in Section 2.1 are true and correct in all material respects and that the MHC and TFS has complied with all of its obligations under this Agreement in all material respects.


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                (c)     Paul Huml shall have tendered his resignation from the
board of directors of OCS.

                                   ARTICLE VI
                                  MISCELLANEOUS

        SECTION 6.1 EXPENSES. OCS shall pay all of the fees and expenses incurred by OCS in connection with the Stock Conversion, and registration and sale of shares of OCS Common Stock in the Stock Conversion. Each of the MHC, TFS and OCS shall be responsible for their respective fees and expenses in carrying out their obligations under this Agreement.

        SECTION 6.2 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or mail, (b) when transmitted by facsimile, with confirmation of receipt, or (c) one business day after being sent by Express Mail, Federal Express or other express delivery service with next day delivery, to the addressee at the following address or facsimile number (or to such other address or facsimile number as a party may specify from time to time by notice hereunder):

        If to the MHC or TFS:

                TFS Financial Corporation
                7007 Broadway Avenue
                Cleveland, Ohio  44105
                Attn:  Paul J. Huml
                Facsimile No.: (216) 441-0055

        If to OCS:

                Ohio Central Savings
                6033 Perimeter Drive
                Dublin, Ohio 43017
                Attn: Robert W. Hughes
                Facsimile No.: (614) 761-2909

        SECTION 6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings between them, and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

        SECTION 6.4 WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        SECTION 6.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon the MHC, TFS and OCS and their respective permitted successors and assigns and may not be assigned in whole or in part by either of them without the prior written consent of the other parties, and any such attempted assignment without such consent shall be null and void.


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        SECTION 6.6     SEVERABILITY. Any term or provision of this Agreement
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

        SECTION 6.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 6.8 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio to the extent federal law does not apply.

        SECTION 6.9 THIRD PARTIES. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their affiliates and respective permitted successors and assigns.

        SECTION 6.10 HEADINGS. The Article and Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such Articles and Sections and shall be given no effect in the construction or interpretation of this Agreement. The term "including" or "include" shall mean "including, without limitation," and the subsequent listing of any matters shall in no event be construed to limit or narrow the breadth of the preceding clause or matter. Any reference to an Article or Section herein shall be deemed to be a reference to that Article or Section hereof.

        SECTION 6.11 RULES OF CONSTRUCTION. Each of the MHC, TFS and OCS agree that (a) the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement, and (b) no usage of trade, course of dealing, course of performance or enforcement or surrounding circumstances shall be used in interpreting or construing this Agreement.

        SECTION 6.12 INJUNCTIONS. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Therefore, the parties hereto shall be entitled to seek an injunction or injunctions to prevent breach of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

        SECTION 6.13    CONFIDENTIALITY.

                (a) All confidential information disclosed by the MHC, TFS or OCS whether prior to or subsequent to the Closing Date to the respective other party, shall be maintained as such by the parties except as disclosure is required by law. If the transactions described herein are not consummated, all documents and copies hereof containing such confidential information in the possession of the MHC, TFS and OCS or its agents or representatives shall be returned to the respective party. For purposes of this paragraph, confidential information shall mean


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information relating to the assets, business and financial condition of the MHC,
TFS and OCS that is not publicly available through sources other than the MHC, TFS or OCS.

                (b) All terms and conditions of the transactions, whether or not the transactions described herein is consummated, shall be kept in confidence by the parties and shall not be disclosed to any other party; provided, this shall not prohibit the parties from disclosing such information to their respective accountants, lawyers and other financial advisers so long as such parties have agreed to be bound by the confidentiality provisions of this paragraph or as otherwise required by law.

        SECTION 6.14 SURVIVAL. All representations and warranties contained herein or made in connection herewith shall survive for a period of twelve (12) months following the Closing Date, and shall not be waived by, any investigation by any other party, the execution and delivery of this Agreement, or the performance by the parties of their respective obligations hereunder or thereunder. All covenants and agreements of the parties set forth herein shall continue in full force and effect from and after the date hereof until such date as all of such covenants and agreements have been satisfied in full or waived, or this Agreement has otherwise been terminated, except for such warranties, representations, covenants and agreements as survive such termination by their own terms.

        SECTION 6.15    TERMINATION.

                (a) The MHC and TFS shall have the right to terminate this Agreement if OCS has not received the necessary regulatory approvals, including those from the OTS, to commence the stock offering for the Stock Conversion by July 1, 2005. In addition, in any event, the MHC and TFS shall have the right to terminate this Agreement if the Closing has not occurred by September 1, 2005.

                (b) The MHC, TFS and OCS shall have the right to terminate this Agreement by mutual consent of the parties.

                (c) The MHC and TFS, and OCS, respectively, shall have the right to terminate this Agreement for any material breach of a representation, warranty or covenant of the MHC or TFS, or OCS, respectively, in this Agreement.

                (d) In the event this Agreement is terminated by the MHC and TFS, TFS shall have the right to reappoint a representative to the Board of Directors of OCS.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                THIRD FEDERAL SAVINGS AND LOAN
                                ASSOCIATION OF CLEVELAND, MHC

                                TFS FINANCIAL CORPORATION


                                By: Paul J. Huml
                                   ---------------------------------------------
                                   Name: Paul J. Huml
                                        ----------------------------------------
                                   Title: COO
                                         ---------------------------------------


                                OHIO CENTRAL SAVINGS


                                By: /s/ Robert W. Hughes
                                   ---------------------------------------------
                                   Robert W. Hughes, President and
                                   Chief Executive Officer


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